COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION -
70 CENTS PER SHARE
Broad-Based Average Total Loan Growth Continues
Noninterest Expenses Reflect Continued Tight Expense Control
Share Repurchases, Combined with Dividends, Returned 77 Percent of
First Quarter 2013 Net Income to Shareholders
DALLAS/April 16, 2013 -- Comerica Incorporated (NYSE: CMA) today reported first quarter 2013 net income of $134 million, compared to $130 million for the fourth quarter 2012. Earnings per fully diluted share were 70 cents for the first quarter 2013, compared to 68 cents for the fourth quarter 2012.

(dollar amounts in millions, except per share data)	1st Qtr '13		4th Qtr '12	1st Qtr '12
Net interest income (a)	$416		$424	$442
Provision for credit losses	16		16	22
Noninterest income	200		204	206
Noninterest expenses	416		427	448
Provision for income taxes	50		55	48

Net income	134		130	130

Net income attributable to common shares	132		128	129

Diluted income per common share	0.70		0.68	0.66

Average diluted shares (in millions)	187		188	196

Tier 1 common capital ratio (c)	10.40%	(b)	10.17%	10.30%
Tangible common equity ratio (c)	9.86		9.76	10.25

(a)
Included accretion of the purchase discount on the acquired loan portfolio of $11 million ($7 million, after tax), $13 million ($8 million, after tax) and $25 million ($16 million, after tax) in the first quarter 2013, fourth quarter 2012 and first quarter 2012, respectively.

(b)	March 31, 2013 ratio is estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures

"Broad-based average loan growth in each of our primary geographic markets, together with tight expense controls, contributed to our increased net income in the first quarter," said Ralph W. Babb Jr., chairman and chief executive officer. "Our commercial banking expertise drove our overall loan growth. An expected decline in Mortgage Banker Finance was more than offset by increases in general Middle Market, National Dealer Services, Energy, and Technology and Life Sciences. Credit quality continued to be stable.
“We remain focused on total payout to shareholders, reflected by share repurchases and dividends, while maintaining our strong capital ratios. We repurchased 2.1 million shares in the first quarter and combined with dividends, we returned 77 percent of first quarter net income to shareholders. On March 14, we announced that the Federal Reserve had completed its 2013 capital plan review and did not object to our capital plan and contemplated capital distributions. Our capital plan includes up to $288 million in share repurchases for the four-quarter period that ends in the first quarter 2014."

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 2

First Quarter 2013 Compared to Fourth Quarter 2012

•
Average total loans increased $498 million, or 1 percent, to $44.6 billion, primarily reflecting an increase of $594 million, or 2 percent, in commercial loans, partially offset by a decrease of $106 million, or 1 percent, in combined commercial mortgage and real estate construction loans. A $356 million decrease in Mortgage Banker Finance was more than offset by broad-based increases in other business lines, including general Middle Market, National Dealer Services, Energy, and Technology and Life Sciences. Period-end total loans decreased $990 million, or 2 percent, to $45.1 billion, primarily reflecting a decrease of $687 million in Mortgage Banker Finance.

•
Average total deposits decreased $590 million, to $50.7 billion, primarily reflecting a decrease of $1.3 billion, or 6 percent, in noninterest-bearing deposits. The decrease in average noninterest-bearing deposits reflected a $675 million decrease in the Financial Services Division, which provides services to title and escrow companies. Period-end total deposits decreased $74 million to $52.1 billion, reflecting a decrease of $502 million in noninterest-bearing deposits, largely offset by increases of $267 million in money market and interest-bearing checking deposits and $222 million in customer certificates of deposit.

•
Net interest income was $416 million in the first quarter 2013, compared to $424 million in the fourth quarter 2012. The $8 million decrease in net interest income was primarily due to two fewer days in the first quarter. Accretion of the purchase discount on the acquired loan portfolio was $11 million in the first quarter 2013, compared to $13 million in the fourth quarter 2012.

•	Stable credit quality continued in the first quarter 2013. The provision for credit losses of $16 million in the first quarter 2013 was unchanged compared to the fourth quarter 2012.

•
Noninterest income decreased $4 million to $200 million in the first quarter 2013, compared to $204 million in the fourth quarter 2012, primarily reflecting decreases in customer derivative income and commercial lending fees from high fourth quarter 2012 levels.

•	Noninterest expenses decreased $11 million to $416 million in the first quarter 2013, compared to $427 million in the fourth quarter 2012, primarily due to a decrease in salaries expense.

•
Comerica repurchased 2.1 million shares of common stock ($71 million) in the first quarter 2013 under the 2012 capital plan. Combined with dividends, 77 percent of net income was returned to shareholders in the first quarter 2013.

•
As previously announced, the Federal Reserve completed its review of Comerica's 2013 capital plan in the first quarter 2013 and did not object to the capital distributions contemplated in the plan, including up to $288 million of share repurchases for the four-quarter period ending March 31, 2014.

•
Capital remained solid at March 31, 2013, as evidenced by an estimated Tier 1 common capital ratio of 10.40 percent and an estimated Tier 1 common capital ratio under fully phased-in Basel III (as proposed) of 9.4 percent.

Net Interest Income

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income	$416	$424	$442

Net interest margin	2.88%	2.87%	3.19%

Selected average balances:
Total earning assets	$58,607	$59,276	$56,185
Total loans	44,617	44,119	42,269
Total investment securities	10,021	10,250	9,889
Federal Reserve Bank deposits (excess liquidity)	3,669	4,638	3,799

Total deposits	50,692	51,282	48,311
Total noninterest-bearing deposits	21,506	22,758	19,637

•	Net interest income of $416 million in the first quarter 2013 decreased $8 million compared to the fourth quarter 2012.

◦	Two fewer days in the first quarter 2013 decreased net interest income by $7 million.

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 3

◦	An increase in loan volumes increased net interest income by $4 million.

◦	Lower loan yields due to shifts in the loan portfolio mix decreased net interest income by $2 million and a decline in LIBOR decreased net interest income by $1 million.

◦	A decrease in the accretion of the purchase discount on the acquired loan portfolio decreased net interest income by $2 million.

◦	A decrease in funding costs increased net interest income by $2 million. The rate paid on total average interest-bearing deposits decreased 1 basis point to 21 basis points for the first quarter 2013.

◦	Lower reinvestment yields on mortgage-backed investment securities and a decrease in average balances decreased net interest income by $2 million.

•
Average earning assets decreased $669 million in the first quarter 2013, compared to the fourth quarter 2012, primarily reflecting decreases of $969 million in excess liquidity and $229 million in average investment securities available-for-sale, partially offset by a $498 million increase in average loans.

•
The net interest margin of 2.88 percent increased 1 basis point compared to the fourth quarter 2012. The increase in net interest margin was primarily due to the benefit provided by a decrease in excess liquidity (4 basis points) and lower deposit costs (1 basis point), partially offset by lower loan yields (2 basis points), lower accretion on the acquired loan portfolio (1 basis point) and lower yields on mortgage-backed investment securities (1 basis point).

Noninterest Income
Noninterest income decreased $4 million to $200 million for the first quarter 2013, compared to $204 million for the fourth quarter 2012. The decrease was primarily due to decreases of $5 million in customer derivative income and $4 million in commercial lending fees, both from high fourth quarter 2012 levels, partially offset by a $3 million seasonal increase in service charges on deposit accounts.
Noninterest Expenses
Noninterest expenses decreased $11 million to $416 million in the first quarter 2013, compared to $427 million in the fourth quarter 2012. The decrease was primarily due to decreases of $8 million in salaries expense, largely reflecting two fewer days in the quarter and a decrease in severance expense, $3 million in net occupancy expense, $2 million in restructuring expenses and $2 million in other real estate expense, partially offset by an increase of $4 million in employee benefits expense, primarily due to an increase in pension expense.
Provision for Income Taxes
The provision for income taxes was $50 million in the first quarter 2013, compared to $55 million in the fourth quarter 2012. The fourth quarter 2012 provision for income taxes included adjustments for certain discrete state tax items totaling $5 million.

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 4

Credit Quality
“Our strong credit culture continued to be reflected in solid credit quality metrics,” said Babb. “We had lower net charge-offs along with a decline in nonperforming assets. Our provision for credit losses was basically unchanged from the fourth quarter 2012.”

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net credit-related charge-offs	$24	$37	$45
Net credit-related charge-offs/Average total loans	0.21%	0.34%	0.43%

Provision for credit losses	$16	$16	$22

Nonperforming loans (a)	515	541	856
Nonperforming assets (NPAs) (a)	555	595	923
NPAs/Total loans and foreclosed property	1.23%	1.29%	2.14%

Loans past due 90 days or more and still accruing	$25	$23	$50

Allowance for loan losses	617	629	704
Allowance for credit losses on lending-related commitments (b)	36	32	25
Total allowance for credit losses	653	661	729

Allowance for loan losses/Period-end total loans	1.37%	1.37%	1.64%
Allowance for loan losses/Nonperforming loans	120	116	82

(a)	Excludes loans acquired with credit impairment.

(b)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Nonaccrual loans decreased $25 million, to $494 million at March 31, 2013, compared to $519 million at December 31, 2012.

•	Internal watch list loans remained stable at $3.1 billion at both March 31, 2013 and December 31, 2012.

•	During the first quarter 2013, $34 million of borrower relationships over $2 million were transferred to nonaccrual status, a decrease of $2 million from the fourth quarter 2012.
Full-Year 2013 Outlook
For full-year 2013, management expects the following compared to 2012, assuming a continuation of the current slow growing economic environment:

•	Continued growth in average loans at a slower pace, with economic uncertainty impacting demand and a continued focus on maintaining pricing and structure discipline in a competitive environment.

•
Lower net interest income, reflecting both a decline of $40 million to $50 million in purchase accounting accretion and the effect of continued low rates. Loan growth should partially offset the impact of low rates on loans and securities.

•	Provision for credit losses stable, reflecting loan growth offset by a decline in nonperforming loans and net charge-offs.

•
Customer-driven noninterest income relatively stable, reflecting cross-sell initiatives and selective pricing adjustments partially offset by regulatory pressures on certain products, such as customer derivatives. Outlook does not include expectations for non-customer driven income.

•	Lower noninterest expense, reflecting further cost savings due to tight expense control and no restructuring expenses.

•	Effective tax rate of approximately 27.5 percent.

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 5

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2013 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses first quarter 2013 results compared to fourth quarter 2012.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr '13		4th Qtr '12		1st Qtr '12
Business Bank	$198	85%	$209	90%	$203	89%
Retail Bank	10	4	8	3	13	6
Wealth Management	25	11	16	7	13	5
	233	100%	233	100%	229	100%
Finance	(98)		(100)		(88)
Other (a)	(1)		(3)		(11)
Total	$134		$130		$130
(a) Includes items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income (FTE)	$375	$387	$373
Provision for credit losses	20	6	2
Noninterest income	77	79	81
Noninterest expenses	146	149	158
Net income	198	209	203

Net credit-related charge-offs	16	26	28

Selected average balances:
Assets	35,780	35,359	33,178
Loans	34,753	34,325	32,238
Deposits	25,514	26,051	23,997

•
Average loans increased $428 million, primarily reflecting an increase in Middle Market, partially offset by a decrease in Mortgage Banker Finance. The increase in Middle Market was primarily due to increases in general Middle Market, National Dealer Services, Energy, and Technology and Life Sciences.

•
Average deposits decreased $537 million, primarily reflecting a decrease in Middle Market, partially offset by an increase in Corporate. The decrease in Middle Market was primarily due to decreases in the Financial Services Division, Technology and Life Sciences, and Energy.

•
Net interest income decreased $12 million, primarily due to two fewer days in the quarter, a decrease in funds transfer pricing (FTP) credits, due to a decrease in average deposits, and lower loan yields, partially offset by the benefit provided by an increase in average loans.

•
The provision for credit losses increased $14 million, primarily reflecting an increase due to the impact of enhancements to the approach used to estimate probability of default statistics used in determining the allowance for loan losses, partially offset by improvements in credit quality.

•
Noninterest income decreased $2 million, primarily due to decreases in commercial lending fees, customer derivative income and letter of credit fees, partially offset by an increase in service charges on deposit accounts.

•	Noninterest expenses decreased $3 million, primarily due to decreases in salaries expense and legal fees.

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 6

Retail Bank

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income (FTE)	$155	$156	$167
Provision for credit losses	6	7	6
Noninterest income	41	43	42
Noninterest expenses	175	181	183
Net income (loss)	10	8	13

Net credit-related charge-offs	8	6	12

Selected average balances:
Assets	5,973	5,952	6,173
Loans	5,276	5,255	5,462
Deposits	21,049	20,910	20,373

•	Average loans increased $21 million, primarily due to an increase in Small Business, partially offset by a decrease in Retail Banking.

•	Average deposits increased $139 million, primarily due to an increase in Retail Banking, partially offset by a decrease in Small Business.

•	Noninterest income decreased $2 million, primarily due to decreases in customer derivative income in Small Business and service charges on deposit accounts.

•	Noninterest expense decreased $6 million, primarily due to a decrease in salaries expense and smaller decreases in several other noninterest expense categories.
Wealth Management

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income (FTE)	$46	$47	$47
Provision for credit losses	(6)	2	12
Noninterest income	65	65	65
Noninterest expenses	79	84	80
Net income	25	16	13

Net credit-related charge-offs	—	5	5

Selected average balances:
Assets	4,738	4,686	4,636
Loans	4,588	4,539	4,569
Deposits	3,682	3,798	3,611

•	Average loans increased $49 million, primarily due to an increase in Private Banking.

•	Average deposits decreased $116 million, primarily due to a decrease in Private Banking.

•
The provision for credit losses decreased $8 million, primarily due to improvements in credit quality, partially offset by the impact of enhancements to the approach used to estimate probability of default statistics used in determining the allowance for loan losses.

•	Noninterest expenses decreased $5 million, primarily due to an operational loss recorded in the fourth quarter and a decrease in salaries expense.

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 7

Geographic Market Segments
The geographic market segments were realigned in the fourth quarter 2012 to reflect Comerica's three largest geographic markets: Michigan, California and Texas. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at March 31, 2013 and are presented on a fully taxable equivalent (FTE) basis.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr '13		4th Qtr '12		1st Qtr '12
Michigan	$77	33%	$74	32%	$78	34%
California	56	24	62	26	64	28
Texas	44	19	47	20	41	18
Other Markets	56	24	50	22	46	20
	233	100%	233	100%	229	100%
Finance & Other (a)	(99)		(103)		(99)
Total	$134		$130		$130
(a) Includes items not directly associated with the geographic markets.

•	Average loans increased $235 million in Michigan, $267 million in California and $253 million in Texas.

•
Average deposits decreased $1.1 billion in California and increased $236 million in Michigan and $150 million in Texas. The decrease in California was primarily due to decreases in Middle Market and Private Banking, partially offset by an increase in Corporate. The decrease in Middle Market primarily reflected decreases in the Financial Services Division and Technology and Life Sciences.

•
The provision for credit losses in California increased $14 million, primarily reflecting an increase due to the impact of enhancements in the approach used to estimate probability of default statistics used in determining the allowance for loan losses.

Michigan Market

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income (FTE)	$189	$192	$196
Provision for credit losses	(8)	(8)	(3)
Noninterest income	92	97	98
Noninterest expenses	168	180	179
Net income	77	74	78

Net credit-related charge-offs	5	1	18

Selected average balances:
Assets	14,042	13,782	14,092
Loans	13,650	13,415	13,829
Deposits	20,255	20,019	19,415

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 8

California Market

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income (FTE)	$171	$178	$165
Provision for credit losses	21	7	(3)
Noninterest income	35	35	33
Noninterest expenses	97	100	99
Net income	56	62	64

Net credit-related charge-offs	10	12	11

Selected average balances:
Assets	13,795	13,549	12,310
Loans	13,542	13,275	12,096
Deposits	14,356	15,457	13,688
Texas Market

(dollar amounts in millions)	1st Qtr '13	4th Qtr '12	1st Qtr '12
Net interest income (FTE)	$135	$136	$150
Provision for credit losses	8	4	25
Noninterest income	31	31	31
Noninterest expenses	91	90	93
Net income	44	47	41

Net credit-related charge-offs	6	5	7

Selected average balances:
Assets	10,795	10,554	10,080
Loans	10,071	9,818	9,295
Deposits	9,959	9,809	10,229
Conference Call and Webcast
Comerica will host a conference call to review first quarter 2013 financial results at 7 a.m. CT Tuesday, April 16, 2013. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 22329365). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A telephone replay will be available approximately two hours following the conference call through April 30, 2013. The conference call replay can be accessed by calling (855) 859-2056 or (404) 537-3406 (event ID No. 22329365). A replay of the Webcast can also be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FIRST QUARTER 2013 NET INCOME OF $134 MILLION - 9

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; changes in Comerica's credit rating; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers; the implementation of Comerica's strategies and business models; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Brittany L. Butler
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2013	2012	2012
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$0.70	$0.68	$0.66
Cash dividends declared	0.17	0.15	0.10
Common shareholders' equity (at period end)	37.38	36.87	35.44
Tangible common equity (at period end) (a)	33.87	33.38	32.06

Average diluted shares (in thousands)	187,442	187,954	196,021
KEY RATIOS
Return on average common shareholders' equity	7.68%	7.36%	7.50%
Return on average assets	0.84	0.81	0.85
Tier 1 common capital ratio (a) (b)	10.40	10.17	10.30
Tier 1 risk-based capital ratio (b)	10.40	10.17	10.30
Total risk-based capital ratio (b)	13.45	13.18	14.03
Leverage ratio (b)	10.76	10.57	10.99
Tangible common equity ratio (a)	9.86	9.76	10.25
AVERAGE BALANCES
Commercial loans	$28,056	$27,462	$24,736
Real estate construction loans:
Commercial Real Estate business line (c)	1,116	1,033	1,056
Other business lines (d)	198	266	397
Total real estate construction loans	1,314	1,299	1,453
Commercial mortgage loans:
Commercial Real Estate business line (c)	1,836	1,939	2,520
Other business lines (d)	7,562	7,580	7,682
Total commercial mortgage loans	9,398	9,519	10,202
Lease financing	857	839	897
International loans	1,282	1,314	1,205
Residential mortgage loans	1,556	1,525	1,519
Consumer loans	2,154	2,161	2,257
Total loans	44,617	44,119	42,269

Earning assets	58,607	59,276	56,185
Total assets	63,451	64,257	61,345

Noninterest-bearing deposits	21,506	22,758	19,637
Interest-bearing deposits	29,186	28,524	28,674
Total deposits	50,692	51,282	48,311

Common shareholders' equity	6,956	7,062	6,939
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$416	$425	$443
Fully taxable equivalent adjustment	—	1	1
Net interest margin (fully taxable equivalent basis)	2.88%	2.87%	3.19%
CREDIT QUALITY
Nonaccrual loans	$494	$519	$830
Reduced-rate loans	21	22	26
Total nonperforming loans (e)	515	541	856
Foreclosed property	40	54	67
Total nonperforming assets (e)	555	595	923

Loans past due 90 days or more and still accruing	25	23	50

Gross loan charge-offs	38	60	62
Loan recoveries	14	23	17
Net loan charge-offs	24	37	45

Allowance for loan losses	617	629	704
Allowance for credit losses on lending-related commitments	36	32	25
Total allowance for credit losses	653	661	729

Allowance for loan losses as a percentage of total loans	1.37%	1.37%	1.64%
Net loan charge-offs as a percentage of average total loans (f)	0.21	0.34	0.43
Nonperforming assets as a percentage of total loans and foreclosed property (e)	1.23	1.29	2.14
Allowance for loan losses as a percentage of total nonperforming loans	120	116	82

(a)	See Reconciliation of Non-GAAP Financial Measures.

(b)	March 31, 2013 ratios are estimated.

(c)	Primarily loans to real estate investors and developers.

(d)	Primarily loans secured by owner-occupied real estate.

(e)	Excludes loans acquired with credit-impairment.

(f)	Lending-related commitment charge-offs were zero in all periods presented.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2013	2012	2012
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$877	$1,395	$984

Federal funds sold	—	100	10
Interest-bearing deposits with banks	4,720	3,039	2,965
Other short-term investments	115	125	180

Investment securities available-for-sale	10,286	10,297	10,061

Commercial loans	28,508	29,513	25,640
Real estate construction loans	1,396	1,240	1,442
Commercial mortgage loans	9,317	9,472	10,079
Lease financing	853	859	872
International loans	1,269	1,293	1,256
Residential mortgage loans	1,568	1,527	1,485
Consumer loans	2,156	2,153	2,238
Total loans	45,067	46,057	43,012
Less allowance for loan losses	(617)	(629)	(704)
Net loans	44,450	45,428	42,308

Premises and equipment	618	622	670
Accrued income and other assets	3,819	4,063	5,147
Total assets	$64,885	$65,069	$62,325

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$22,777	$23,279	$20,741

Money market and interest-bearing checking deposits	21,540	21,273	20,502
Savings deposits	1,652	1,606	1,586
Customer certificates of deposit	5,753	5,531	6,145
Foreign office time deposits	395	502	332
Total interest-bearing deposits	29,340	28,912	28,565
Total deposits	52,117	52,191	49,306

Short-term borrowings	58	110	82
Accrued expenses and other liabilities	1,023	1,106	1,033
Medium- and long-term debt	4,699	4,720	4,919
Total liabilities	57,897	58,127	55,340

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,157	2,162	2,154
Accumulated other comprehensive loss	(410)	(413)	(326)
Retained earnings	6,020	5,931	5,630
Less cost of common stock in treasury - 41,361,612 shares at 3/31/13, 39,889,610 shares at 12/31/12 and 31,032,920 shares at 3/31/12	(1,920)	(1,879)	(1,614)
Total shareholders' equity	6,988	6,942	6,985
Total liabilities and shareholders' equity	$64,885	$65,069	$62,325

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2013 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2012		First Quarter 2012
(in millions, except per share data)	2013	2012	2012	2012	2012	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$390	$398	$400	$408	$411	$(8)	(2)%	$(21)	(5)%
Interest on investment securities	53	55	57	59	63	(2)	(4)	(10)	(16)
Interest on short-term investments	3	3	3	3	3	—	—	—	—
Total interest income	446	456	460	470	477	(10)	(2)	(31)	(7)
INTEREST EXPENSE
Interest on deposits	15	16	17	18	19	(1)	(7)	(4)	(21)
Interest on medium- and long-term debt	15	16	16	17	16	(1)	(3)	(1)	(6)
Total interest expense	30	32	33	35	35	(2)	(5)	(5)	(14)
Net interest income	416	424	427	435	442	(8)	(2)	(26)	(6)
Provision for credit losses	16	16	22	19	22	—	—	(6)	(27)
Net interest income after provision for credit losses	400	408	405	416	420	(8)	(2)	(20)	(5)
NONINTEREST INCOME
Service charges on deposit accounts	55	52	53	53	56	3	5	(1)	(2)
Fiduciary income	43	42	39	39	38	1	4	5	11
Commercial lending fees	21	25	22	24	25	(4)	(17)	(4)	(14)
Letter of credit fees	16	17	19	18	17	(1)	(7)	(1)	(7)
Card fees	12	12	12	12	11	—	—	1	6
Foreign exchange income	9	9	9	10	10	—	—	(1)	(4)
Bank-owned life insurance	9	9	10	10	10	—	—	(1)	(12)
Brokerage fees	5	5	5	4	5	—	—	—	—
Net securities gains	—	1	—	6	5	(1)	(89)	(5)	(96)
Other noninterest income	30	32	28	35	29	(2)	(1)	1	1
Total noninterest income	200	204	197	211	206	(4)	(2)	(6)	(3)
NONINTEREST EXPENSES
Salaries	188	196	192	189	201	(8)	(4)	(13)	(7)
Employee benefits	63	59	61	61	59	4	7	4	6
Total salaries and employee benefits	251	255	253	250	260	(4)	(1)	(9)	(4)
Net occupancy expense	39	42	40	40	41	(3)	(7)	(2)	(6)
Equipment expense	15	15	17	16	17	—	—	(2)	(10)
Outside processing fee expense	28	28	27	26	26	—	—	2	7
Software expense	22	23	23	21	23	(1)	(2)	(1)	(3)
Merger and restructuring charges	—	2	25	8	—	(2)	N/M	—	—
FDIC insurance expense	9	9	9	10	10	—	—	(1)	(10)
Advertising expense	6	6	7	7	7	—	—	(1)	(15)
Other real estate expense	1	3	2	—	4	(2)	(58)	(3)	(70)
Other noninterest expenses	45	44	46	55	60	1	—	(15)	(26)
Total noninterest expenses	416	427	449	433	448	(11)	(3)	(32)	(7)
Income before income taxes	184	185	153	194	178	(1)	(1)	6	3
Provision for income taxes	50	55	36	50	48	(5)	(9)	2	4
NET INCOME	134	130	117	144	130	4	3	4	3
Less income allocated to participating securities	2	2	1	2	1	—	—	1	21
Net income attributable to common shares	$132	$128	$116	$142	$129	$4	3%	$3	2%
Earnings per common share:
Basic	$0.71	$0.68	$0.61	$0.73	$0.66	$0.03	4%	$0.05	8%
Diluted	0.70	0.68	0.61	0.73	0.66	0.02	3	0.04	6

Comprehensive income (loss)	137	(30)	165	169	160	167	N/M	(23)	(15)

Cash dividends declared on common stock	32	28	29	29	20	4	12	12	61
Cash dividends declared per common share	0.17	0.15	0.15	0.15	0.10	0.02	13	0.07	70
N/M - Not Meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2013	2012
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$629	$647	$667	$704	$726

Loan charge-offs:
Commercial	21	42	19	26	25
Real estate construction:
Commercial Real Estate business line (a)	—	1	2	2	2
Other business lines (b)	—	—	—	1	—
Total real estate construction	—	1	2	3	2
Commercial mortgage:
Commercial Real Estate business line (a)	1	5	12	16	13
Other business lines (b)	12	6	13	11	13
Total commercial mortgage	13	11	25	27	26
International	—	—	1	—	2
Residential mortgage	1	2	6	3	2
Consumer	3	4	6	5	5
Total loan charge-offs	38	60	59	64	62

Recoveries on loans previously charged-off:
Commercial	6	13	7	10	9
Real estate construction	1	1	3	1	1
Commercial mortgage	5	6	5	4	3
International	—	1	—	—	1
Residential mortgage	1	1	—	—	1
Consumer	1	1	1	4	2
Total recoveries	14	23	16	19	17
Net loan charge-offs	24	37	43	45	45
Provision for loan losses	12	19	23	8	23
Balance at end of period	$617	$629	$647	$667	$704

Allowance for loan losses as a percentage of total loans	1.37%	1.37%	1.46%	1.52%	1.64%

Net loan charge-offs as a percentage of average total loans	0.21	0.34	0.39	0.42	0.43

(a)	Primarily charge-offs of loans to real estate investors and developers.

(b)	Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2013	2012
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$32	$35	$36	$25	$26
Add: Provision for credit losses on lending-related commitments	4	(3)	(1)	11	(1)
Balance at end of period	$36	$32	$35	$36	$25

Unfunded lending-related commitments sold	$2	$—	$—	$—	$—

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2013	2012
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$102	$103	$154	$175	$205
Real estate construction:
Commercial Real Estate business line (a)	30	30	45	60	77
Other business lines (b)	3	3	6	9	8
Total real estate construction	33	33	51	69	85
Commercial mortgage:
Commercial Real Estate business line (a)	86	94	137	155	174
Other business lines (b)	178	181	219	220	275
Total commercial mortgage	264	275	356	375	449
Lease financing	—	3	3	4	4
International	—	—	—	—	4
Total nonaccrual business loans	399	414	564	623	747
Retail loans:
Residential mortgage	65	70	69	76	69
Consumer:
Home equity	28	31	28	16	9
Other consumer	2	4	4	4	5
Total consumer	30	35	32	20	14
Total nonaccrual retail loans	95	105	101	96	83
Total nonaccrual loans	494	519	665	719	830
Reduced-rate loans	21	22	27	28	26
Total nonperforming loans (c)	515	541	692	747	856
Foreclosed property	40	54	63	67	67
Total nonperforming assets (c)	$555	$595	$755	$814	$923

Nonperforming loans as a percentage of total loans	1.14%	1.17%	1.57%	1.70%	1.99%
Nonperforming assets as a percentage of total loans and foreclosed property	1.23	1.29	1.71	1.85	2.14
Allowance for loan losses as a percentage of total nonperforming loans	120	116	94	89	82
Loans past due 90 days or more and still accruing	$25	$23	$36	$43	$50

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$519	$665	$719	$830	$860
Loans transferred to nonaccrual (d)	34	36	35	47	69
Nonaccrual business loan gross charge-offs (e)	(34)	(54)	(46)	(56)	(55)
Loans transferred to accrual status (d)	—	—	—	(41)	—
Nonaccrual business loans sold (f)	(7)	(48)	(20)	(16)	(7)
Payments/Other (g)	(18)	(80)	(23)	(45)	(37)
Nonaccrual loans at end of period	$494	$519	$665	$719	$830
(a) Primarily loans to real estate investors and developers.
(b) Primarily loans secured by owner-occupied real estate.
(c) Excludes loans acquired with credit impairment.
(d) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(e) Analysis of gross loan charge-offs:
Nonaccrual business loans	$34	$54	$46	$56	$55
Performing watch list loans	—	—	1	—	—
Consumer and residential mortgage loans	4	6	12	8	7
Total gross loan charge-offs	$38	$60	$59	$64	$62
(f) Analysis of loans sold:
Nonaccrual business loans	$7	$48	$20	$16	$7
Performing watch list loans	12	24	42	7	11
Total loans sold	$19	$72	$62	$23	$18
(g) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$28,056	$229	3.31%	$27,462	$230	3.33%	$24,736	$219	3.56%
Real estate construction loans	1,314	13	4.15	1,299	15	4.32	1,453	17	4.58
Commercial mortgage loans	9,398	95	4.08	9,519	100	4.22	10,202	119	4.73
Lease financing	857	7	3.23	839	7	3.27	897	8	3.41
International loans	1,282	11	3.62	1,314	12	3.73	1,205	11	3.76
Residential mortgage loans	1,556	17	4.39	1,525	16	4.24	1,519	18	4.77
Consumer loans	2,154	18	3.36	2,161	19	3.38	2,257	20	3.49
Total loans (a)	44,617	390	3.54	44,119	399	3.60	42,269	412	3.92

Auction-rate securities available-for-sale	176	—	0.31	216	—	0.81	352	—	0.63
Other investment securities available-for-sale	9,845	53	2.21	10,034	55	2.25	9,537	63	2.73
Total investment securities available-for-sale	10,021	53	2.17	10,250	55	2.22	9,889	63	2.65

Interest-bearing deposits with banks (b)	3,852	2	0.27	4,785	2	0.25	3,892	2	0.26
Other short-term investments	117	1	2.30	122	1	1.13	135	1	1.97
Total earning assets	58,607	446	3.09	59,276	457	3.08	56,185	478	3.44

Cash and due from banks	979			1,030			999
Allowance for loan losses	(633)			(654)			(737)
Accrued income and other assets	4,498			4,605			4,898
Total assets	$63,451			$64,257			$61,345

Money market and interest-bearing checking deposits	$21,294	7	0.14	$20,760	9	0.16	$20,795	10	0.19
Savings deposits	1,623	—	0.03	1,603	—	0.03	1,543	—	0.08
Customer certificates of deposit	5,744	7	0.47	5,634	6	0.49	5,978	8	0.57
Foreign office time deposits	525	1	0.55	527	1	0.60	358	1	0.57
Total interest-bearing deposits	29,186	15	0.21	28,524	16	0.22	28,674	19	0.26

Short-term borrowings	123	—	0.11	70	—	0.12	78	—	0.11
Medium- and long-term debt	4,707	15	1.32	4,735	16	1.35	4,940	16	1.34
Total interest-bearing sources	34,016	30	0.36	33,329	32	0.38	33,692	35	0.42

Noninterest-bearing deposits	21,506			22,758			19,637
Accrued expenses and other liabilities	973			1,108			1,077
Total shareholders' equity	6,956			7,062			6,939
Total liabilities and shareholders' equity	$63,451			$64,257			$61,345

Net interest income/rate spread (FTE)		$416	2.73		$425	2.70		$443	3.02

FTE adjustment		$—			$1			$1

Impact of net noninterest-bearing sources of funds			0.15			0.17			0.17
Net interest margin (as a percentage of average earning assets) (FTE) (a) (b)			2.88%			2.87%			3.19%
(a) Accretion of the purchase discount on the acquired loan portfolio of $11 million, $13 million and $25 million in the first quarter of 2013 and the fourth and first quarters of 2012, respectively, increased the net interest margin by 8 basis points, 9 basis points and 18 basis points in the first quarter of 2013 and the fourth and first quarters of 2012, respectively.
(b) Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 17 basis points in the first quarter of 2013 and by 22 basis points and 21 basis points in the fourth and first quarters of 2012, respectively.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2013	2012	2012	2012	2012

Commercial loans:
Floor plan	$2,963	$2,939	$2,276	$2,406	$2,152
Other	25,545	26,574	25,184	24,610	23,488
Total commercial loans	28,508	29,513	27,460	27,016	25,640
Real estate construction loans:
Commercial Real Estate business line (a)	1,185	1,049	1,003	991	1,055
Other business lines (b)	211	191	389	386	387
Total real estate construction loans	1,396	1,240	1,392	1,377	1,442
Commercial mortgage loans:
Commercial Real Estate business line (a)	1,812	1,873	2,020	2,315	2,501
Other business lines (b)	7,505	7,599	7,539	7,515	7,578
Total commercial mortgage loans	9,317	9,472	9,559	9,830	10,079
Lease financing	853	859	837	858	872
International loans	1,269	1,293	1,277	1,224	1,256
Residential mortgage loans	1,568	1,527	1,495	1,469	1,485
Consumer loans:
Home equity	1,498	1,537	1,570	1,584	1,612
Other consumer	658	616	604	634	626
Total consumer loans	2,156	2,153	2,174	2,218	2,238
Total loans	$45,067	$46,057	$44,194	$43,992	$43,012

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	19	20	23	25	27
Loan servicing rights	2	2	2	3	3

Tier 1 common capital ratio (c) (d)	10.40%	10.17%	10.38%	10.43%	10.30%
Tier 1 risk-based capital ratio (c)	10.40	10.17	10.38	10.43	10.30
Total risk-based capital ratio (c)	13.45	13.18	13.70	13.96	14.03
Leverage ratio (c)	10.76	10.57	10.78	10.97	10.99
Tangible common equity ratio (d)	9.86	9.76	10.30	10.31	10.25

Common shareholders' equity per share of common stock	$37.38	$36.87	$37.01	$36.18	$35.44
Tangible common equity per share of common stock (d)	33.87	33.38	33.56	32.76	32.06
Market value per share for the quarter:
High	36.99	32.14	33.38	32.88	34.00
Low	30.73	27.72	29.32	27.88	26.25
Close	35.95	30.34	31.05	30.71	32.36

Quarterly ratios:
Return on average common shareholders' equity	7.68%	7.36%	6.67%	8.22%	7.50%
Return on average assets	0.84	0.81	0.75	0.93	0.85
Efficiency ratio (e)	67.58	68.08	71.68	67.53	69.70

Number of banking centers	487	487	490	493	495

Number of employees - full time equivalent	8,932	8,967	9,008	9,014	9,195

(a)	Primarily loans to real estate investors and developers.

(b)	Primarily loans secured by owner-occupied real estate.

(c)	March 31, 2013 ratios are estimated.

(d)	See Reconciliation of Non-GAAP Financial Measures.

(e)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2013	2012	2012

ASSETS
Cash and due from subsidiary bank	$23	$2	6
Short-term investments with subsidiary bank	450	431	388
Other short-term investments	91	88	94
Investment in subsidiaries, principally banks	7,054	7,045	7,120
Premises and equipment	4	4	5
Other assets	156	150	183
Total assets	$7,778	$7,720	$7,796

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$626	$629	$660
Other liabilities	164	149	151
Total liabilities	790	778	811

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,157	2,162	2,154
Accumulated other comprehensive loss	(410)	(413)	(326)
Retained earnings	6,020	5,931	5,630
Less cost of common stock in treasury - 41,361,612 shares at 3/31/13, 39,889,610 shares at 12/31/12 and 31,032,920 shares at 3/31/12	(1,920)	(1,879)	(1,614)
Total shareholders' equity	6,988	6,942	6,985
Total liabilities and shareholders' equity	$7,778	$7,720	$7,796

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2011	197.3	$1,141	$2,170	$(356)	$5,546	$(1,633)	$6,868
Net income	—	—	—	—	130	—	130
Other comprehensive income, net of tax	—	—	—	30	—	—	30
Cash dividends declared on common stock ($0.10 per share)	—	—	—	—	(20)	—	(20)
Purchase of common stock	(1.2)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	1.1	—	(32)	—	(26)	58	—
Share-based compensation	—	—	13	—	—	—	13
Other	(0.1)	—	3	—	—	(3)	—
BALANCE AT MARCH 31, 2012	197.1	$1,141	$2,154	$(326)	$5,630	$(1,614)	$6,985

BALANCE AT DECEMBER 31, 2012	188.3	$1,141	$2,162	$(413)	$5,931	$(1,879)	$6,942
Net income	—	—	—	—	134	—	134
Other comprehensive income, net of tax	—	—	—	3	—	—	3
Cash dividends declared on common stock ($0.17 per share)	—	—	—	—	(32)	—	(32)
Purchase of common stock	(2.2)	—	—	—	—	(74)	(74)
Net issuance of common stock under employee stock plans	0.7	—	(15)	—	(13)	33	5
Share-based compensation	—	—	10	—	—	—	10
BALANCE AT MARCH 31, 2013	186.8	$1,141	$2,157	$(410)	$6,020	$(1,920)	$6,988

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2013	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$375	$155	$46	$(167)	$7	$416
Provision for credit losses	20	6	(6)	—	(4)	16
Noninterest income	77	41	65	14	3	200
Noninterest expenses	146	175	79	3	13	416
Provision (benefit) for income taxes (FTE)	88	5	13	(58)	2	50
Net income (loss)	$198	$10	$25	$(98)	$(1)	$134
Net credit-related charge-offs	$16	$8	$—	—	—	$24

Selected average balances:
Assets	$35,780	$5,973	$4,738	$11,747	$5,213	$63,451
Loans	34,753	5,276	4,588	—	—	44,617
Deposits	25,514	21,049	3,682	275	172	50,692

Statistical data:
Return on average assets (a)	2.21%	0.18%	2.12%	N/M	N/M	0.84%
Efficiency ratio (b)	32.30	89.37	71.09	N/M	N/M	67.58

	Business	Retail	Wealth
Three Months Ended December 31, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$387	$156	$47	$(176)	$11	$425
Provision for credit losses	6	7	2	—	1	16
Noninterest income	79	43	65	15	2	204
Noninterest expenses	149	181	84	3	10	427
Provision (benefit) for income taxes (FTE)	102	3	10	(64)	5	56
Net income (loss)	$209	$8	$16	$(100)	$(3)	$130
Net credit-related charge-offs	$26	$6	$5	—	—	$37

Selected average balances:
Assets	$35,359	$5,952	$4,686	$12,137	$6,123	$64,257
Loans	34,325	5,255	4,539	—	—	44,119
Deposits	26,051	20,910	3,798	310	213	51,282

Statistical data:
Return on average assets (a)	2.37%	0.15%	1.35%	N/M	N/M	0.81%
Efficiency ratio (b)	31.93	90.36	76.88	N/M	N/M	68.08

	Business	Retail	Wealth
Three Months Ended March 31, 2012	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$373	$167	$47	$(152)	8	$443
Provision for credit losses	2	6	12	—	2	22
Noninterest income	81	42	65	13	5	206
Noninterest expenses	158	183	80	3	24	448
Provision (benefit) for income taxes (FTE)	91	7	7	(54)	(2)	49
Net income (loss)	$203	$13	$13	$(88)	$(11)	$130
Net credit-related charge-offs	$28	$12	$5	—	—	$45

Selected average balances:
Assets	$33,178	$6,173	$4,636	$11,827	$5,531	$61,345
Loans	32,238	5,462	4,569	—	—	42,269
Deposits	23,997	20,373	3,611	161	169	48,311

Statistical data:
Return on average assets (a)	2.45%	0.25%	1.07%	N/M	N/M	0.85%
Efficiency ratio (b)	34.86	87.54	75.00	N/M	N/M	69.70

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended March 31, 2013	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$189	$171	$135	$81	$(160)	$416
Provision for credit losses	(8)	21	8	(1)	(4)	16
Noninterest income	92	35	31	25	17	200
Noninterest expenses	168	97	91	44	16	416
Provision (benefit) for income taxes (FTE)	44	32	23	7	(56)	50
Net income (loss)	$77	$56	$44	$56	$(99)	$134
Net credit-related charge-offs	$5	$10	$6	$3	$—	$24

Selected average balances:
Assets	$14,042	$13,795	$10,795	$7,859	$16,960	$63,451
Loans	13,650	13,542	10,071	7,354	—	44,617
Deposits	20,255	14,356	9,959	5,675	447	50,692

Statistical data:
Return on average assets (a)	1.47%	1.45%	1.54%	2.86%	N/M	0.84%
Efficiency ratio (b)	59.53	47.04	54.99	42.11	N/M	67.58

				Other	Finance
Three Months Ended December 31, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$192	$178	$136	$84	$(165)	$425
Provision for credit losses	(8)	7	4	12	1	16
Noninterest income	97	35	31	24	17	204
Noninterest expenses	180	100	90	44	13	427
Provision (benefit) for income taxes (FTE)	43	44	26	2	(59)	56
Net income (loss)	$74	$62	$47	$50	$(103)	$130
Net credit-related charge-offs	$1	$12	$5	$19	$—	$37

Selected average balances:
Assets	$13,782	$13,549	$10,554	$8,112	$18,260	$64,257
Loans	13,415	13,275	9,818	7,611	—	44,119
Deposits	20,019	15,457	9,809	5,474	523	51,282

Statistical data:
Return on average assets (a)	1.42%	1.50%	1.71%	2.48%	N/M	0.81%
Efficiency ratio (b)	62.16	47.04	53.87	41.35	N/M	68.08

				Other	Finance
Three Months Ended March 31, 2012	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$196	$165	$150	$76	$(144)	$443
Provision for credit losses	(3)	(3)	25	1	2	22
Noninterest income	98	33	31	26	18	206
Noninterest expenses	179	99	93	50	27	448
Provision (benefit) for income taxes (FTE)	40	38	22	5	(56)	49
Net income (loss)	$78	$64	$41	$46	$(99)	$130
Net credit-related charge-offs	$18	$11	$7	$9	$—	$45

Selected average balances:
Assets	$14,092	$12,310	$10,080	$7,505	$17,358	$61,345
Loans	13,829	12,096	9,295	7,049	—	42,269
Deposits	19,415	13,688	10,229	4,649	330	48,311

Statistical data:
Return on average assets (a)	1.53%	1.74%	1.43%	2.43%	N/M	0.85%
Efficiency ratio (b)	60.88	50.50	51.10	51.93	N/M	69.70

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b) Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains.
FTE - Fully Taxable Equivalent
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollar amounts in millions)	2013	2012	2012	2012	2012

Tier 1 Common Capital Ratio:
Tier 1 capital (a) (b)	$6,748	$6,705	$6,685	$6,676	$6,647
Less:
Trust preferred securities	—	—	—	—	—
Tier 1 common capital (b)	$6,748	$6,705	$6,685	$6,676	$6,647

Risk-weighted assets (a) (b)	$64,895	$65,954	$64,432	$64,028	$64,526

Tier 1 risk-based capital ratio (b)	10.40%	10.17%	10.38%	10.43%	10.30%
Tier 1 common capital ratio (b)	10.40	10.17	10.38	10.43	10.30

Basel III Tier 1 Common Capital Ratio:
Tier 1 capital (b)	$6,748
Basel III proposed adjustments (c)	(410)
Basel III Tier 1 common capital (c)	$6,338

Risk-weighted assets (a) (b)	$64,895
Basel III proposed adjustments (c)	2,609
Basel III risk-weighted assets (c)	$67,504

Tier 1 common capital ratio (b)	10.4%
Basel III Tier 1 common capital ratio (c)	9.4

Tangible Common Equity Ratio:
Common shareholders' equity	$6,988	$6,942	$7,084	$7,028	$6,985
Less:
Goodwill	635	635	635	635	635
Other intangible assets	21	22	25	28	30
Tangible common equity	$6,332	$6,285	$6,424	$6,365	$6,320

Total assets	$64,885	$65,069	$63,000	$62,380	$62,325
Less:
Goodwill	635	635	635	635	635
Other intangible assets	21	22	25	28	30
Tangible assets	$64,229	$64,412	$62,340	$61,717	$61,660

Common equity ratio	10.77%	10.67%	11.24%	11.27%	11.21%
Tangible common equity ratio	9.86	9.76	10.30	10.31	10.25

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$6,988	$6,942	$7,084	$7,028	$6,985
Tangible common equity	6,332	6,285	6,424	6,365	6,320

Shares of common stock outstanding (in millions)	187	188	191	194	197

Common shareholders' equity per share of common stock	$37.38	$36.87	$37.01	$36.18	$35.44
Tangible common equity per share of common stock	33.87	33.38	33.56	32.76	32.06
(a) Tier 1 capital and risk-weighted assets as defined by regulation.
(b) March 31, 2013 Tier 1 capital and risk-weighted assets are estimated.
(c) March 31, 2013 Basel III Tier 1 capital and risk-weighted assets are estimated based on the proposed rules for the U.S. adoption of the Basel III regulatory capital framework issued in June 2012.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The Basel III Tier 1 common capital ratio further adjusts Tier 1 common capital and risk-weighted assets to account for the proposed changes issued in the U.S. banking regulators proposed rules for the U.S. adoption of the Basel III regulatory capital framework issued in June 2012. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.